Exhibit 99.1

2021 Cabot Blvd. West Langhorne, PA19047 à Ph: 267-775-8100

POWER MEDICAL INTERVENTIONS® RECEIVES NASDAQ PANEL DECISION

LANGHORNE, PA., May 21, 2009 — Power Medical Interventions®, Inc. (Nasdaq:PMII), a leader in developing and commercializing Intelligent Surgical Instruments™, today announced that it has received notification from the NASDAQ Listing Qualifications Panel stating that the Panel has determined to delist the shares of Power Medical Interventions from the NASDAQ Capital Market, effective with the open of business on Friday, May 22, 2009.

The determination follows the company’s announcement on March 24, 2009, that the Panel had granted the company’s request for conditional listing, through May 20, 2009, to satisfy the $2.5 million stockholders’ equity requirement for continued listing on the NASDAQ Capital Market.  The delisting is the result of the company’s non-compliance with the minimum stockholders’ equity requirement as of May 20, 2009, which date represents the full extent of the Panel’s discretion in this matter.

The company anticipates that its securities will be eligible for trading on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), effective with the open of business on Friday, May 22, 2009. The company’s trading symbol will remain PMII.  However, it is the company’s understanding that, for certain quote publication websites, investors may be required to key PMII.OB to obtain quotes.

About the OTCBB:

The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over the counter equity securities. An over the counter equity security generally is any equity that is not listed or traded on a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com.

About Power Medical Interventions, Inc.:

Power Medical Interventions®, Inc. is the world’s only provider of computer-assisted, power-actuated surgical stapling products. PMI’s Intelligent Surgical Instruments(tm) enable less invasive surgical techniques to benefit surgeons, patients, hospitals and healthcare networks. PMI manufactures durable recyclable technology to reduce medical waste and help keep the planet clean. The company was founded in 1999, and is headquartered in Langhorne, PA with additional offices in Germany, France, and Japan. To learn more about Power Medical Interventions, Inc. and its products, please visit http://www.pmi2.com.

Safe Harbor Statement

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the Company’s inability to meet the requirements for continued listing on the NASDAQ Capital Market;  the Company’s ability to raise additional capital; the Company’s ability to restructure its debt; the possibility of incurring additional losses in the foreseeable future; the inability of the Company’s products to achieve broad market acceptance; the Company’s inability to further identify, develop and achieve commercial success for new products and technologies; the Company’s difficulty in increasing production to provide customers with adequate supply; the Company’s inability to improve gross margins; loss of the Company’s key suppliers; the Company’s inability to manage continued growth; inability to remediate the Company’s internal weakness over financial reporting and achieve and maintain effective internal control over financial reporting; failure in the Company’s training efforts; the risk of product liability claims connected with the use of the Company’s products; adverse effects or risks relating to the Company’s sales in international markets; the Company’s inability to comply with the covenants of its 7% Senior Convertible Secured Notes; the Company’s inability to satisfy the requirements of the U.S. Food and Drug Administration and other regulatory agencies; loss of key personnel; lack of third party coverage and reimbursement for the Company’s products; risk of loss of the Company’s key manufacturing facility, and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Report on Form 10-Q for the quarterly period ended March 31, 2009 and Annual Report on Form 10-K for the year ended December 31, 2008.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Contacts:

Power Medical Interventions, Inc.

Brian M. Posner, Chief Financial Officer

267-775-8100

Vida Communication

Tim Brons (media)

415-675-7402

tbrons@vidacommunication.com

Stephanie Diaz (investors)

415-675-7401

sdiaz@vidacommunication.com